UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 18, 2007

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2007, we acquired substantially all of the assets and assumed certain liabilities of MicroLnk, LLC, a Nebraska limited liability company (“MicroLnk”), pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into by and between us and MicroLnk on October 18, 2007. The assets acquired relate to MicroLnk’s business of operating a wireless communications network that provides high-speed Internet access and other related services to both residential and commercial subscribers in Nebraska and Iowa. As consideration for these acquired assets, we paid MicroLnk $659,981.35 in cash. The Asset Purchase Agreement contains customary representations and warranties by both us and MicroLnk.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The press release issued by us announcing this acquisition is filed as Exhibit 99.1 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 22, 2007, pursuant to the terms of the Asset Purchase Agreement, we completed the purchase of certain assets of MicroLnk. The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits .

(d)

Exhibits

2.1	Asset Purchase Agreement by and between KeyOn Communications Holdings, Inc. and MicroLnk, LLC dated as of October 18, 2007.*

99.1	Press release dated October 23, 2007.

*Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Date: October 24, 2007	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer